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                                                                    EXHIBIT 10.3


                  FIRST AMENDMENT TO THE DISTRIBUTION AGREEMENT


This First Amendment (the "First Amendment") to the Distribution Agreement between Digene Diagnostics, Inc. (now known as Digene Corporation) ("Digene") and Murex Biotech Limited ("MBL") dated February 28, 1996 (the "Distribution Agreement") serves to record certain changes mutually agreed between Digene and MBL with respect to their respective performance under the Distribution Agreement. Each of Digene and MBL may hereinafter be referred to as a "Party" and collectively as the "Parties". This Agreement shall be effective as of February 1, 1997.

1.       Definitions.

         1.1 "Affiliate" shall mean any Person that controls, is controlled by or is under common control with MBL or Digene, as the context may require. For purposes of this definition "control" shall mean: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors; and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

         1.2 "Agency and Sales Representation Agreement" shall mean the Agency and Sales Representation Agreement dated of even date herewith between Digene Corporation and Murex Diagnostics Corporation.

         1.3 "Customer" shall mean any Person who purchases Exclusive Products from MBL or any of its Affiliates in the Territory or purchases Non-Exclusive Products from MBL or any of its Affiliates in the Territory for HPV-testing purposes.

         1.4      "Digene/Murex Agreements" shall mean the following agreements:
                  (i) the Distribution Agreement dated May 19, 1992 between Digene Diagnostics, Inc. and International Murex Technologies Corporation ("IMTC"), as amended May 26, 1993 and April 4, 1996; (ii) the Development and License Agreement dated April 14, 1993 between Digene Diagnostics, Inc. and IMTC; and (iii) the Development and License Agreement dated May 31, 1994 between Digene Diagnostics, Inc. and IMTC.

         1.5      "Effective Date" shall be the date first set forth herein.

         1.6 "Exclusive Products" shall mean the exclusive Products listed on Schedule 1 attached hereto.

         1.7      "HPV" shall mean Human Papillomavirus.



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         1.8      "Non-Exclusive Products" shall mean the non-exclusive Products listed on Schedule 1 attached hereto.

         1.9 "Person" shall mean an individual, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization or a government or political subdivision thereof.

         1.10 "Products" shall mean the Exclusive Products and the Non-Exclusive Products.

         1.11 "Territory" shall mean the countries listed on Schedule II attached hereto.

2.       Cessation of Product Sales and Distribution.

         2.1 Except as set forth in the Agency and Sales Representation Agreement and except as set forth in this Section 2, MBL and its Affiliates will cease in the Territory, from the Effective Date, the distribution and sale under the Distribution Agreement of the Exclusive Products and the sale or other distribution of the Non-Exclusive Products in connection with the HPV Products or to Customers who intend to use such Non-Exclusive Products for HPV-testing purposes. Nothing contained herein, or in the Agency and Sales Representation Agreement shall be deemed to terminate or otherwise reduce the rights of MBL or any of its Affiliates to (i) sell or otherwise distribute any of the Non-Exclusive Products in the Territory in connection with non-HPV Digene products, including to HPV Exclusive Product customers, or to non-HPV Exclusive Products customers as such rights are set forth in the Digene/Murex Agreements, or (ii) to sell or otherwise distribute Products outside of the Territory pursuant to such Digene/Murex Agreements.

         2.2 Digene is also hereby granted the right to request that MBL cease the distribution and sale of the Products listed in
                  Schedule I attached hereto in any of the remaining territories as listed in Exhibit B of the Distribution Agreement, provided that Digene provides six (6) months advance notice to MBL of the exercise of such right and further provided that such request shall not conflict with the terms and provisions in effect as of the Effective Date in any existing agency or distribution agreement MBL or its Affiliates utilize to sell or distribute the Products. In the event MBL or its Affiliates elect to enter into any new agency or distribution agreement with respect to the Products, MBL shall first notify Digene in writing in advance. After such notification, Digene shall have the right to accept or reject MBL's (or such MBL's Affiliates') execution of such agreement. Digene shall have the right to review the agreement or other arrangement between MBL and such distributor or agent in order to confirm that Digene's interests will be protected, and if necessary, in Digene's sole discretion, provide for Digene to enter into an


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                  agreement directly with such agent or distributor. In such event, MBL and MBL's Affiliates will have no obligation to provide agency or other services under any agreements with Digene or its Affiliates for servicing such distributor or agent, except for services provided, at Digene's cost, to reasonably support Digene during a transition period.

3. Digene is relieved of any obligation under Sections 1.3 and 1.4 of the Distribution Agreement.

4.       Miscellaneous

         4.1 Arbitration. Subject to the provisions of the Federal Arbitration Act, 9 U.S.C. Section 1 et. seq., any claim, controversy or dispute arising out of or relating to this Agreement or any interpretation or breach thereof or performance thereunder, including without limitation any dispute concerning the scope of this arbitration provision, shall be settled by submission to final and binding arbitration ("Arbitration") for determination, without any right by any Party to a trial de novo in a court of competent jurisdiction. The Arbitration and all pre-hearing, hearing, post-hearing arbitration procedures shall be conducted in accordance with the Commercial Arbitration Rules (the "Commercial Rules") of the American Arbitration Association (herein referred to as the "Association") as supplemented hereby. The Arbitration hearing shall take place in Washington, D.C. All pre-hearing and post-hearing matters and procedures shall take place at such place and manner, including telephonically, as shall be agreed by the Parties. In the event the parties fail to reach agreement regarding the foregoing, the chair of the Arbitration panel shall determine the manner and location of such matters. In addition to the Commercial Rules, the Parties shall also follow the procedures described below:

                  4.1.1 The Party seeking Arbitration shall give notice of a demand to arbitrate (herein referred to as the "Demand") to the other Party and to the Association. The Demand shall include (i) the nature of the claim that is being asserted and the remedy or relief that is requested, or the issues to be determined if no claim is being asserted, (ii) a copy of this arbitration provision, and (iii) unless the Parties shall have otherwise agreed upon the mutual selection of a single arbitrator, the designation of one arbitrator, who shall have no prior or existing personal or financial relationship with the designating Party.

                  4.1.2 Within thirty (30) days after receipt of the Demand, the other Party shall give notice (herein referred to as the "Response") to the Party that demanded arbitration, and to the Association, of (i) any additional issues to be arbitrated, (ii) its answer to the claims or issues raised by


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                           the Party that sent the Demand, and (iii) its
                           designation of a second arbitrator, who shall have no prior or existing personal or financial relationship with the designating Party.

                  4.1.3 If a Response designating a second arbitrator is not received within the above-mentioned thirty (30) day period, the Association shall immediately designate the second arbitrator.

                  4.1.4 The two arbitrators as designated pursuant to the foregoing provision shall then designate a third arbitrator within ten (10) days after the designation of the second arbitrator. If the two arbitrators cannot agree on the designation of the third arbitrator within the ten (10) day period allotted, the Association shall designate the third arbitrator. Such third arbitrator designated pursuant to this
                           Section 4.1.4 shall be the chair of the Arbitration panel.

                  4.1.5 The Arbitration panel as designated above shall proceed with the Arbitration by giving notice to all Parties of its proceedings and hearings in accordance with the Association's applicable procedures. Within 15 days after all three arbitrators have been appointed or at such other time as shall be agreed by the Parties, an initial meeting among the chair of the Arbitration panel and counsel for the Parties shall be held for the purpose of establishing a plan for administration of the Arbitration, including: (i) definition of issues; (ii) scope, timing and type of discovery, which may at the discretion of the arbitrators include production of documents in the possession of the Parties, but may not, without the consent of the Parties, include depositions; (iii) exchange of documents and filing of detailed statements of claims and pre-hearing memoranda; (iii) schedule and place of hearings; and (iv) any other matters that may promote the efficient, expeditious and cost-effective conduct of the proceeding. The substantive law of the State of Maryland shall be applied by the arbitrators to the resolution of the dispute, provided that the arbitrators shall base their decision on the express terms, covenants and conditions of this Agreement. The arbitrators shall be bound to make specific findings of fact and reach conclusions of law, based upon the submissions and evidence of the Parties, and shall issue a written decision explaining the basis for the decision and award.

                  4.1.6 The Parties agree that the arbitrators shall have no power to alter or modify any express provision of this Agreement or to render any award which, by its terms, effects any such alteration or modification.



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                  4.1.7    Upon written demand to any Party to the Arbitration
                           for the production of documents and things (including computer discs and data) reasonably related to the issues being arbitrated, the Party upon which such demand is made shall promptly produce, or make available for inspection and copying, such documents or things without the necessity of any action by the arbitrators, provided, however, that no such demand shall be effective if made within the twenty (20) day period prior to the first day of the Arbitration hearing.

                  4.1.8 Subject to the limitations imposed by Section 4.1.5, the arbitrators shall have the power to grant any and all relief and remedies, whether at law or in equity, including provisional relief, that the courts in the State of Maryland may grant and such other relief as may be available under the Commercial Rules, other than punitive damages. Any award of the arbitrators shall include pre-award and post-award interest at the applicable rate or rates under Maryland law. The decision of the arbitrators shall be final and as an "award" within the meaning of the Commercial Rules and the Federal Arbitration Act and judgment upon the arbitration award may be entered in the United States District Courts of Maryland ("Maryland District Courts") or any other court having jurisdiction, as if it were a judgment of that court. The Parties to this Agreement expressly consent to the jurisdiction of the Association, including, without limitation, reasonable attorney's fees and the Parties waive any objection they may have as to jurisdiction and venue regarding the Maryland District Courts.

                  4.1.9 The Arbitration panel is specifically authorized to award attorney's fees and expenses to the prevailing Party, as determined by the Arbitration panel.

         4.2      Entire Agreement.

                  This First Amendment, along with the Distribution Agreement, as amended by this First Amendment thereto, set forth the entire agreement and understanding between the Parties relative to the subject matter contained herein and therein and supersede all other agreements, oral and written, heretofore made between the Parties, with respect to the subject matter contained herein and therein. Any amendment hereto must be in writing and signed by an authorized representative of each of Digene and MBL.

         4.3 Captions. Section titles or captions contained herein are for reference only and shall not be considered in construing this Agreement.



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         4.4      Notices. All notices and requests required or authorized
                  hereunder, shall, except where specifically provided otherwise, be given in writing, and delivered either by personal delivery to the Party to whom notice is to be given, or sent by registered mail or by an internationally recognized express delivery service, addressed to the Party intended at the address set forth below. The date of delivery in the case of personal or mail delivery or the date upon which it is deposited with the express delivery service in the case of notice by express delivery service, shall be deemed to be the date of such notice.

                  Digene:           Digene Corporation
                                    9000 Virginia Manor Road
                                    Beltsville, MD 20705
                                    Attn:  President or Executive Vice President

                  MBL:              Murex Biotech Limited
                                    Central Road
                                    Temple Hill, Dartford, Kent DA1 5LR
                                    Attn:  Vice President and General Manager

         4.5 Waivers. The waiver by either Party of any breach or alleged breach of any provision hereunder shall not be construed to be a waiver of any concurrent, prior or succeeding breach of said provision or any other provision herein. Any waiver must be in writing.

         4.6 Governing Law. This First Amendment, and all of the rights and duties in connection therewith, shall be governed by and construed under the law of the State of Maryland, U.S.A., without regard to conflicts of laws principles, applicable to agreements made and to be performed in that State.

         4.7 Press Release and Other Permitted Disclosures Regarding the First Amendment.

                  4.7.1 Press Releases. Each of Digene and MBL agree not to announce this First Amendment by press release or other form of communication without the written approval of the other Party.

                  4.7.2 Permitted Disclosure. The Parties agree to keep the terms of this First Amendment confidential with exception of such information which in the opinion of counsel to the disclosing party is required to be disclosed by applicable law, rule, regulation or generally accepted accounting practice, including any rules of applicable stock exchanges and other self-regulatory authorities or organizations on which the Parties or their Affiliates are listed. Provided, however, that in the event a Party or its


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                           Affiliates shall be required to disclose any of the
                           terms of this First Amendment, whether pursuant to subpoena, deposition, interrogatory, or otherwise, or a Party or its Affiliates shall otherwise propose to disclose any of the terms of this First Amendment (except in connection with such Party's or such Affiliates' required disclosure under any applicable securities laws, the rules of any applicable stock exchange or other self regulatory authority or organization or other reporting requirements) such disclosing Party shall provide the other Party with prompt written notice of such requirement so that the other Party may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this First Amendment. Notwithstanding the foregoing, except as otherwise required by the provisions of Section 4.7.1 hereof, (i) no prior written notice shall be required in connection with any Party's (or its Affiliates') required compliance with applicable securities laws, the rules of any applicable stock exchange or other self-regulatory authority or organization or other reporting requirements; and (ii) any Party shall be permitted to submit this First Amendment as evidence in any proceeding in connection with any dispute between the Parties. The provisions of this Section 4.7.2 shall not restrict a Party or its Affiliates from making any disclosure of any terms of this First Amendment to the extent such terms become generally available to the public (other than as a result of a disclosure by such Party in violation of this First Amendment), or restrict the ability of the Parties and their Affiliates from making disclosure to the extent such disclosure is required for the effective undertaking by the Parties of their respective rights and obligations hereunder. By way of example and not in limitation of the foregoing, MBL shall be entitled to disclose to proposed customers the fact that it is acting as an authorized distributor of the Products or agent of Digene.

         4.8 Counterparts. This First Amendment shall be executed in counterparts, each of which shall be deemed an original but both of which together shall constitute the same instrument.

         4.9 All references to "Digene Diagnostics, Inc." under the Distribution Agreement shall hereafter be changed to references to "Digene Corporation".

         4.10 Conflict; Effectiveness of Distribution Agreement. In the event of conflict between the provisions of this First Amendment and the Distribution Agreement with respect to the subject matter herein, this First Amendment shall control. All other terms and provisions of the Distribution Agreement remain in full force and effect.




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                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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         In consideration of the mutual covenants and conditions herein set forth, the Parties have executed this First Amendment as of the Effective Date.


Accepted and agreed for and on behalf of Digene Corporation


By /s/ EVAN JONES                                Date       3/3/97
  --------------------------------------             --------------------

Print Name Evan Jones
          ------------------------------


Accepted and agreed for and on behalf of Murex Biotech Limited


By /s/ R. PETER SILVESTON                       Date        2/1/97
  ---------------------------------------           ---------------------


Print Name R. Peter Silveston
          -------------------------------


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                              SCHEDULE I - PRODUCTS
                               EXCLUSIVE PRODUCTS

                                                                               Digene Part
Exclusive Product Description                                                  Number*
-----------------------------                                                  -------
HUMAN PAPILLOMAVIRUS DETECTION KIT
Human Papillomavirus (HPV) DNA Assay (6/11/42/43/44 and                        4401-1030
16/18/31/35/45/51/52/56)
HPV DNA Test Panel                                                             4401-1024
Digene Specimen Collection Kit                                                 4203-0020
Digene Sample Transport Medium                                                 4203-1030
Human Papillomavirus (HPV) Target: LI Region (Consensus)                       4603-1100
Probe Groups (6/11/42/43/44 and
16/18/31/35/39/45/51/52/56/68)

INDIVIDUAL HPV PROBE PACKS:
HPV Type 6/11                                                                  4401-1611
HPV Type 16                                                                    4401-1016
HPV Type 18                                                                    4401-1018
HPV Type 31                                                                    4401-1031
HPV Type 33                                                                    4401-1033
HPV Type 35                                                                    4401-1035
HPV Type 42                                                                    4401-1042
HPV Type 43                                                                    4401-1043
HPV Type 44                                                                    4401-1044
HPV Type 45                                                                    4401-1045
HPV Type 51                                                                    4401-1051
HPV Type 52                                                                    4401-1052
HPV Type 56                                                                    4401-1056



                             NON-EXCLUSIVE PRODUCTS

                                                                               Digene Part
Non-Exclusive Product Description                                              Number*
---------------------------------                                              -------
HYBRID CAPTURE SYSTEM EQUIPMENT AND ACCESSORIES
DCR-1 Luminometer                                                              4300-1010
Rotary Shaker Assembly (22v)                                                   4300-1025
Printer Paper (DCR-1 Compatible)                                               4300-1012
Wash Apparatus                                                                 4301-1001
Decanting Racks                                                                4301-1002
Hybridization Rack                                                             4301-1003
Disposable Transfer Pipettes                                                   4301-1500
Luminometer Validation Reagents                                                4400-1000
Hybridization Tube Caps (red)                                                  4400-1040
Hybridization Tube Caps (green)                                                4400-1041
SHARP Signal System Assay                                                      4600-1192


--------

*        Represents all current products within such part number category.


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                             SCHEDULE II - TERRITORY


         EUROPE

Germany
Switzerland
Austria
Belgium
Netherlands
Luxembourg
France
Italy
Spain
United Kingdom


EASTERN EUROPE

Poland
Czech and Slovak Republics
Hungary
Romania
Commonwealth of Independent States
Bulgaria
Estonia
Slovenia
Croatia
Macedonia
Lithuania